UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2011

USG Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-8864	36-3329400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street, Chicago, Illinois	60661-3676
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 436-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

The Registrant’s Board of Directors has elected Stephen F. Leer to serve as the Board’s Lead Director, effective January 1, 2012. Mr. Leer is the Chairman and Chief Executive Officer of Arch Coal, Inc. and has served as a director of the Registrant since June 2005. He also serves as the Chair of the Board’s Compensation and Organization Committee and as a member of its Governance Committee.

In the newly created role of Lead Director, Mr. Leer will serve to enhance the Board’s effectiveness and communications between the Board and James S. Metcalf, the Registrant’s Chief Executive Officer who will assume the additional role of Chairman on December 1, 2011. Among his other responsibilities as Lead Director, Mr. Leer will preside at executive sessions of the independent directors and consult with Mr. Metcalf regarding agendas and materials for Board meetings. A complete description of the role and responsibilities of the Lead Director is set forth in the Board’s Corporate Governance Guidelines, which are available through the Corporate Governance link in the Company Information section of the Registrant’s website at www.usg.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

Date: November 16, 2011

By: /s/ Stanley L. Ferguson
Stanley L. Ferguson
Executive Vice President
and General Counsel